Exhibit 99.2 NASDAQ: TIPT INVESTOR PRESENTATION - THIRD QUARTER 2019 November 2019 Financial information for the three and nine months ended September 30, 2019

DISCLAIMERS LIMITATIONS ON THE USE OF INFORMATION This presentation has been prepared by Tiptree Inc. and its consolidated subsidiaries (“Tiptree", "the Company" or "we”) solely for informational purposes, and not for the purpose of updating any information or forecast with respect to Tiptree, its subsidiaries or any of its affiliates or any other purpose. Tiptree reports a non-controlling interest in certain operating subsidiaries that are not wholly owned. Unless otherwise noted, all information is of Tiptree on a consolidated basis before non-controlling interest. Neither Tiptree nor any of its affiliates makes any representation or warranty, express or implied, as to the accuracy or completeness of the information contained herein and no such party shall have any liability for such information. These materials and any related oral statements are not all-inclusive and shall not be construed as legal, tax, investment or any other advice. You should consult your own counsel, accountant or business advisors. Performance information is historical and is not indicative of, nor does it guarantee future results. There can be no assurance that similar performance may be experienced in the future. SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS This document contains "forward-looking statements" which involve risks, uncertainties and contingencies, many of which are beyond Tiptree's control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained herein that are not clearly historical in nature are forward-looking, and the words "anticipate," "believe," "estimate," "expect,“ “intend,” “may,” “might,” "plan," “project,” “should,” "target,“ “will,” or similar expressions are intended to identify forward-looking statements. Such forward-looking statements include, but are not limited to, statements about Tiptree's plans, objectives, expectations and intentions. The forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, many of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecast in the forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including, but not limited to those described in the section entitled “Risk Factors” in Tiptree’s Annual Report on Form 10-K, and as described in the Tiptree’s other filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date of this release. The factors described therein are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could affect our forward-looking statements. Consequently, our actual performance could be materially different from the results described or anticipated by our forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by the federal securities laws, we undertake no obligation to update any forward-looking statements. MARKET AND INDUSTRY DATA Certain market data and industry data used in this presentation were obtained from reports of governmental agencies and industry publications and surveys. We believe the data from third-party sources to be reliable based upon our management’s knowledge of the industry, but have not independently verified such data and as such, make no guarantees as to its accuracy, completeness or timeliness. NOT AN OFFER OR A SOLICIATION This document does not constitute an offer or invitation for the sale or purchase of securities or to engage in any other transaction with Tiptree, its subsidiaries or its affiliates. The information in this document is not targeted at the residents of any particular country or jurisdiction and is not intended for distribution to, or use by, any person in any jurisdiction or country where such distribution or use would be contrary to local law or regulation. NON-GAAP MEASURES In this document, we sometimes use financial measures derived from consolidated financial data but not presented in our financial statements prepared in accordance with U.S. generally accepted accounting principles ("GAAP"). Certain of these data are considered “non-GAAP financial measures” under the SEC rules. These non-GAAP financial measures supplement our GAAP disclosures and should not be considered an alternative to the GAAP measure. Management's reasons for using these non-GAAP financial measures and the reconciliations to their most directly comparable GAAP financial measures are posted in the Appendix. 1

OVERVIEW & FINANCIAL RESULTS Key Highlights

OVERVIEW Year-to-date Financials Key highlights Revenue Specialty Insurance $564.2 million þ Year-to-date gross written premiums of $736.1m, up 18.8%, with net written premiums of 19.2% vs. prior year $434.8m, up 29.2%, driven by growth in credit protection and warranty programs þ Insurance investment portfolio earned an average annualized yield of 4.1%, up from 2.2% in the prior year period, driven primarily by lower unrealized losses and lower investment Net income1 portfolio interest expense $15.6 million þ Acquired Defend, a European automotive specialty insurance provider and claims administrator, as part of our strategy to grow our European specialty insurance operations vs. prior year of $29.4 million Tiptree Capital Operating EBITDA2 þ Operating EBITDA grew year over year, with the inclusion of shipping operations and $42.6 million improvements in specialty finance þ vs. prior year of $38.3 million Increased invested capital primarily due to additional investments in shipping Book Value Overall per share2 þ Delivered year-to-date return of 7.0%3, driven by earnings and share buy-backs $11.43 5.9% vs. 12/31/18 1 Net income before non-controlling interests which Includes continuing and discontinued operations. 2 For a reconciliation of Non-GAAP metrics Operating EBITDA and book value per share to GAAP financials, see the Appendix. 3 Total return per share for year-to-date 2019 defined as cumulative dividends paid of $0.115 per share plus book value per share as of September 30, 2019 3

FINANCIAL RESULTS

($ in millions, except per share information)

Consolidated financial metrics

	Q3'18	Q3'19	Q3'18 YTD	Q3'19 YTD
Total Revenues	$172.6	$189.2	$473.4	$564.2
Net income (loss) before NCI	$(0.5)	$(0.9)	$29.4	$15.6
Diluted EPS	$(0.02)	$(0.04)	$0.69	$0.39
Operating EBITDA[1]	$14.4	$17.3	$38.3	$42.6
Adjusted EBITDA[1]	$7.7	$6.2	$23.2	$43.7
Total shares outstanding			35.9	34.6
Book Value per share[1]			$10.77	$11.43

Key drivers

Highlights:

- Continued, stable growth in insurance underwriting results
- Consistent earnings from Invesque dividends
- Pre-tax gains of $7.5m in 2019 driven by sale of CLO manager, compared to $46.2m gain on sale of Care in 2018

Challenges:

- Volatility in earnings from unrealized mark to market on our Invesque shares

Q3'19 Operating EBITDA to Pre-tax Income Bridge



Q3'19 QTD
$17.3
$(8.9)
$(3.4)
$(5.0)
$(1.5)
$(0.2)
$(1.7)
Q3'19 YTD
$42.6
$7.5
$(9.5)
$(14.9)
$(4.5)
$(2.0)
$19.2
QTD YTD
$ — $ 7.6 Gain on sale of CLO manager
$(7.8) $(1.7) Invesque unrealized marks
$ 0.2 $ 4.5 Equities (non-Invesque)
$(1.3) $(2.9) Mark-to-market loss on MSR portfolio
Operating EBITDA
Unrealized & Realized Gains[2]
Depreciation & Amortization
Corporate Interest Expense
Stock Based Compensation
Transaction Costs & Debt Extinguishment expense
Total Pre-tax Income[3]

1 See the appendix for a reconciliation of Non-GAAP metrics including Operating EBITDA, Adjusted EBITDA and Book Value per share.
2 Excludes Care Gain, and excludes Mortgage realized and unrealized gains and losses - Performing and NPLs.
3 Includes continuing and discontinued operations.

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CAPITAL ALLOCATION

($ in millions, except per share information)

Business Lines	Tiptree Equity Q3'19	BVPS[1] Q3'19	Total Capital[1] Q3'19	Operating EBITDA[1] Q3'19 LTM
Specialty Insurance[2]	$252.2	$7.30	$464.1	$63.9
- Underwriting	Reduced by $70.4m of acquisition purchase price amortization (or $1.39 per share after-tax)			48.7
- Investments				15.2
Tiptree Capital	$198.3	$5.74	$198.3	$17.7
- Real Assets (incl. Invesque)	167.7	4.85	167.7	12.4
- Other investments	30.6	0.89	30.6	5.3
Corporate[2,3]	$(55.7)	$(1.61)	$13.7	$(22.4)
- Corporate expenses				(16.4)
- Corporate incentive comp expense				(6.0)
Total Tiptree	$394.8	$11.43	$676.1	$59.2
- Total shares outstanding				34.6

Q3'19 LTM Highlights

Operating EBITDA of $59.2 up 3.7% from Q3 2018 LTM
- Return on average total capital of 8.8%
- Specialty Insurance: 13.8%
- Tiptree Capital: 9.8%

Specialty Insurance:
- Insurance Operating EBITDA of $63.9m, up 6.0% from growth in credit and warranty product lines
- Continued growth of our investment portfolio

Tiptree Capital:
- $10.1m of dividends received from Invesque
- Profitable mortgage operations
- Positive contribution from investment of $70m into vessels
- Offset by reduced CLO management fees

Corporate:
- Expenses flat as infrastructure stabilized

1 See the appendix for a reconciliation of Non-GAAP metrics including Book value per share (BVPS), Total Capital and Operating EBITDA.
2 Total Capital adds-back $160m Corporate Debt at Insurance Company ($13.3m interest expense over LTM) and $69m Corporate Debt at Corporate ($6.4m interest expense over LTM)
3 Includes $7.7m cash at HoldCo which does not include available liquidity at subsidiaries.

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SPECIALTY INSURANCE

FINANCIAL PERFORMANCE HIGHLIGHTS

($ in millions)

Financial metrics

	Q3'18	Q3'19	Q3'18 YTD	Q3'19 YTD
Gross Written Premiums	$225.4	$275.1	$619.5	$736.1
Revenue	$148.6	$160.1	$412.7	$469.1
Pre-tax income	$5.7	$8.3	$15.8	$28.4
Net portfolio income[1]	$2.3	$1.9	$7.0	$14.8
Combined ratio[1]	93.2%	92.1%	93.1%	92.8%
Total Capital[1]			$454.9	$464.1
Unearned premiums & Deferred revenue			$627.4	$789.8

Insurance products



Operating EBITDA[1]
$45.1
$44.5
13.9
10.6
31.2
33.9
Investments
Insurance underwriting
Q3'18 YTD
Q3'19 YTD
Net Written Premiums
$434.8
$336.5
43.9
87.8
40.0
41.4
255.1
303.1
Q3'18 YTD
Q3'19 YTD
Underwriting Margin[1]
$104.3
$92.4
7.7
6.5
6.4
9.5
25.1
20.3
56.2
65.0
Services/other
Other Specialty
Warranty
Credit protection
Q3'18 YTD
Q3'19 YTD

Q3'19 year-to-date highlights & outlook

1. Continuing to expand product offerings with a focus on growth in written premiums and stable profitability
   - $790m of unearned premiums and deferred revenue, representing 25.9% year-over-year growth
   - Net written premiums grew by $98.3m, or 29.2% driven by growth in credit protection and warranty businesses
   - Consistent combined ratio of 92.8%
2. Produced stable underwriting results which were partially offset by continued investments in strategic growth initiatives
   - Underwriting margin of $104.3m, up 12.9%, driven by strong performance across all products
3. Net portfolio income of $14.8 million, up $7.8 million
   - Improvement driven by realized and unrealized gains of $4.7m, versus loss of $3.1m in the prior year
   - Offset by declines in net investment income of $10.7m, given higher cash balances as we reduced exposure to loans

TiptreeInc.

1 See the appendix for a reconciliation of Non-GAAP measures underwriting margin, combined ratio, Operating EBITDA and Investment Net portfolio income to GAAP financials.

7

INVESTMENT PORTFOLIO

($ in millions)

Net Investments[1]


$364.0
4.0
23.1
28.1
84.5
60.2
164.1
$438.3
17.2
11.6
32.8
84.9
36.0
255.8
$513.7
23.0
30.3
16.5
99.4
25.0
315.2
Other
Real Estate
Equities
Loans[2]
Cash & cash equivalents[3]
Fixed income ETFs
Available for sale Securities

Q3'17	Q3'18	Q3'19	Year-to-date financials
$12.0	$13.7	$10.7	Net investment income
6.4	5.2	5.8	Realized gains (losses)
(20.0)	(8.3)	(1.1)	Unrealized gains (losses)
(5.1)	(3.6)	(0.6)	Interest expense
$(6.7)	**$7.0**	**$14.8**	**Net Portfolio Income**
(2.5)%	2.2%	4.1%	Average Annualized Yield[4]
$(21.2)	$(6.0)	$4.2	Equity realized & unrealized gains (losses)

Investment approach

We actively manage our investment portfolio to achieve a balance of:

- Short-term liquidity to cover current claims obligations
- Enhanced risk-adjusted returns through selective alternative investments with a focus on longer-term higher yielding assets

Financial highlights

- Net investment portfolio grew $75.4 million, or 17.2% from Q3'18
- $99.4m of cash and cash equivalents available to invest
- Positive marks of $4.2 million on equities year-to-date

1 See the appendix for a reconciliation of Non-GAAP measures Net Investments and Net Portfolio Income to GAAP financials.
2 Net of non-recourse asset based financing for 2018 and 2017 periods.
3 Cash and cash equivalents, plus restricted cash, net of due to/due from brokers. See appendix for reconciliation to GAAP financials.
4 Average Annualized Yield % represents the ratio of annualized net investment income, realized and unrealized gains (losses) less investment portfolio interest expense to the average of the prior two quarters total investments less investment portfolio debt plus cash.

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TIPTREE CAPITAL

FINANCIAL PERFORMANCE HIGHLIGHTS

($ in millions)

Invested Capital[1]


$193.6
38.2
116.9
38.5
Q3'17
$173.3
31.6
102.4
35.2
4.1
Q3'18
$198.3
29.4
93.8
73.9
1.2
Q3'19
Specialty finance & Other
Seniors Housing (Invesque/Care)3,4
Shipping
CLOs & credit investments

Return on Invested Capital[1]

	Pre-tax income		Operating EBITDA	
	Q3'18 YTD	Q3'19 YTD	Q3'18 YTD	Q3'19 YTD
Asset management	$1.5	$8.0	$2.9	$0.5
Real assets[2,3]	43.4	7.2	7.1	10.5
Specialty finance/other	0.7	1.0	1.4	4.3
Total	$45.6	$16.2	$11.4	$15.3

Recent developments & outlook

- Repositioned our asset management operations by selling our CLO management business
- Increased our exposure to real assets with $73.9 million deployed into shipping sector

Q3'19 year-to-date financial highlights

Asset Management:

- Sold CLO asset manager for $7.6m gain on sale plus a contingent earn-out

Real Assets:

- Operating EBITDA driven by Invesque dividends and inclusion of shipping operations
- Q3'18 year-to-date pre-tax income driven by $46.2m gain on sale of Care (discontinued operation)

Specialty finance/other:

- Mortgage Operating EBITDA driven by strong origination volumes
- Mortgage pre-tax income impacted by $2.9m of mark to market losses on MSR portfolio as rates declined

1 See the appendix for a reconciliation of Operating EBITDA and Invested Capital to GAAP financials.
2 Includes discontinued operations related to Care. For more information, see "—FN 3 Dispositions, Assets Held for Sale and Discontinued Operations."
3 16.6m of Invesque common shares, 2.9m shares held in the insurance company investment portfolio. On balance sheet at fair value less restriction discount - $111.4 million, $92.1 million in Tiptree Capital.

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OUTLOOK ($ in millions) Q3'19 Highlights Book value per share1 ü Year-to-date shareholder return of 7.0%2, including $13.1 million returned $10.77 $11.43 to shareholders through buy-backs and dividends ü Strong execution on growth initiatives in our insurance operations ü Continued repositioning of investments in Tiptree Capital Q3'18 Q3'19 Looking ahead 1 Operating EBITDA •1 Continue growth in specialty insurance $42.6 – Growth in written premiums while maintaining underwriting standards $38.3 •2 Actively seek acquisition opportunities •3 Focus on growing and improving long-term, net investment income •4 Continue to broaden investor awareness of Tiptree Q3'18 YTD Q3'19 YTD 1 See the appendix for a reconciliation of Book value per share and Operating EBITDA to GAAP financials. 2 Total return per share for the quarter ended September 30, 2019 defined as growth in book value per share from December 31, 2018. 11

APPENDIX

NON-GAAP RECONCILIATIONS Operating EBITDA and Adjusted EBITDA Management uses Operating EBITDA, Adjusted EBITDA and book value per share as measurements of operating performance which are non-GAAP measures. Management believes the use of Operating EBITDA and Adjusted EBITDA provides supplemental information useful to investors as it is frequently used by the financial community to analyze financial performance, and to analyze a company’s ability to service its debt and to facilitate comparison among companies. Management uses Operating EBITDA as part of its capital allocation process and to assess comparative returns on invested capital amongst our businesses and investments. Adjusted EBITDA is also used in determining incentive compensation for the Company’s executive officers. The Company defines EBITDA as GAAP net income of the Company adjusted to add consolidated interest expense, consolidated income taxes and consolidated depreciation and amortization expense as presented in its financial statements. Adjusted EBITDA represents EBITDA adjusted to (i) subtract interest expense on asset-specific debt incurred in the ordinary course of its subsidiaries’ business operations, (ii) adjust for the effect of purchase accounting, (iii) adjust for certain non-cash fair value adjustments, and (iv) any significant non-recurring expenses. Operating EBITDA represents Adjusted EBITDA plus stock based compensation expense, less realized and unrealized gains and losses and less third party non-controlling interests. Operating EBITDA and Adjusted EBITDA are not measurements of financial performance or liquidity under GAAP and should not be considered as an alternative or substitute for GAAP net income. Book value per share Management believes the use of book value per share provides supplemental information useful to investors as it is frequently used by the financial community to analyze company growth on a relative per share basis. Invested Capital and Total Capital Management evaluates the return on Invested Capital and Total Capital, which are non-GAAP financial measures, when making capital investment decisions. Invested Capital represents its total equity investment, including any re-investment of earnings, and acquisition costs, net of tax. Total Capital represents Invested Capital plus Corporate Debt. Management believes the use of these financial measures provide supplemental information useful to investors as they are frequently used by the financial community to analyze how the Company has allocated capital over-time and provide a basis for determining the return on capital to shareholders. Management uses both of these measures when making capital investment decisions, including reinvesting cash, and evaluating the relative performance of its businesses and investments. Insurance - Underwriting Margin We generally limit the underwriting risk we assume through the use of both reinsurance (e.g., quota share and excess of loss) and retrospective commission agreements with our partners (e.g., commissions paid adjust based on the actual underlying losses incurred), which manage and mitigate our risk. Period-over-period comparisons of revenues are often impacted by the PORCs and clients’ choice as to whether to retain risk, specifically with respect to the relationship between service and administration expenses and ceding commissions, both components of revenue, and the offsetting policy and contract benefits and commissions paid to our partners and reinsurers. Generally, when losses are incurred, the risk which is retained by our partners and reinsurers is reflected in a reduction in commissions paid. In order to better explain to investors the net financial impact of the risk retained by the Company of the insurance contracts written and the impact on profitability, we use the Non-GAAP metric - Underwriting Margin. Insurance - Combined Ratio Expressed as a percentage, the combined ratio represents the relationship of policy and contract benefits, commission expense (net of ceding commissions), employee compensation and benefits, and other expenses to net earned premiums, service and administrative fees, and other income. Investors use this ratio to evaluate our ability to profitably underwrite the risks we assume over time and manage our operating costs. As such, we believe that presenting underwriting margin and the combined ratio provides useful information to investors and aligns more closely to how management measures the underwriting performance of the business. Insurance Investment Portfolio - Net Investments and Net Portfolio Income In managing our investment portfolio we analyze net investments and net portfolio income, which are non-GAAP measures. Our presentation of net investments equals total investments plus cash and cash equivalents minus asset based financing of investments. Our presentation of net portfolio income equals net investment income plus realized and unrealized gains and losses and minus interest expense associated with asset based financing of investments. Net investments and net portfolio income are used to calculate average annualized yield, which management uses to analyze the profitability of our investment portfolio. Management believes this information is useful since it allows investors to evaluate the performance of our investment portfolio based on the capital at risk and on a non-consolidated basis. Our calculation of net investments and net portfolio income may differ from similarly titled non-GAAP financial measures used by other companies. Net investments and net portfolio income are not measures of financial performance or liquidity under GAAP and should not be considered a substitute for total investments or net investment income. 13

NON-GAAP RECONCILIATIONS - ADJUSTED & OPERATING EBITDA

($ in millions)	Three Months Ended September 30, 2019	Three Months Ended September 30, 2018	Nine Months Ended September 30, 2019	Nine Months Ended September 30, 2018
Net income (loss) attributable to Common Stockholders	$ (1.5)	$ (0.6)	$ 14.2	$ 23.8
Add: net (loss) income attributable to noncontrolling interests	0.5	0.1	1.3	5.6
Less: net income from discontinued operations	—	—	—	34.5
Income (loss) from continuing operations	$ (1.0)	$ (0.5)	$ 15.5	$ (5.1)
Corporate debt related interest expense[1]	5.0	4.9	14.9	13.3
Consolidated income tax expense (benefit)	(0.7)	(0.6)	3.7	(1.5)
Depreciation and amortization expense[2]	3.4	2.7	9.5	8.2
Non-cash fair value adjustments[3]	(1.0)	—	(2.4)	0.1
Non-recurring expenses[4]	0.5	1.2	2.5	2.1
Adjusted EBITDA from continuing operations	$ 6.2	$ 7.7	$ 43.7	$ 17.1
Add: Stock-based compensation expense	1.5	1.5	4.5	3.8
Add: Vessel depreciation, net of capital expenditures	0.7	—	1.9	—
Less: Realized and unrealized gain (loss)[5]	(8.9)	(5.1)	7.5	(16.6)
Less: Third party non-controlling interests[6]	—	(0.1)	—	(0.2)
Operating EBITDA from continuing operations	$ 17.3	$ 14.4	$ 42.6	$ 37.7
Income (loss) from discontinued operations	—	—	—	34.5
Consolidated income tax expense (benefit)	—	—	—	12.3
Non-cash fair value adjustments[3]	—	—	—	(40.7)
Adjusted EBITDA from discontinued operations	$ —	$ —	$ —	$ 6.1
Less: Realized and unrealized gain (loss)[5]	—	$ —	—	$ 5.5
Operating EBITDA from discontinued operations	$ —	$ —	$ —	$ 0.6
Total Adjusted EBITDA	$ 6.2	$ 7.7	$ 43.7	$ 23.2
Total Operating EBITDA	$ 17.3	$ 14.4	$ 42.6	$ 38.3

(1) Corporate Debt interest expense includes Secured corporate credit agreements, junior subordinated notes and preferred trust securities. Interest expense associated with asset-specific debt in specialty insurance and asset management, mortgage and other operations is not added-back for Adjusted EBITDA and Operating EBITDA.

(2) Represents total depreciation and amortization expense less purchase accounting amortization related adjustments at the Insurance Company. Following the purchase accounting adjustments, current period expenses associated with deferred costs were more favorably stated and current period income associated with deferred revenues were less favorably stated. Thus, the purchase accounting effect related to our Insurance company increased EBITDA above what the historical basis of accounting would have generated.

(3) For our specialty insurance operations, depreciation and amortization on senior living real estate that is within net investment income is added back to Adjusted EBITDA. For Care (Discontinued Operations), the reduction in EBITDA is related to accumulated depreciation and amortization, and certain operating expenses, which were previously included in Adjusted EBITDA in prior periods.

(4) Acquisition, start-up and disposition costs including debt extinguishment, legal, taxes, banker fees and other costs. In 2018, includes payments pursuant to a separation agreement, dated November 10, 2015.

(5) Adjustment excludes Mortgage realized and unrealized gains and losses - Performing and NPLs as those are recurring in nature and align with those business models.

(6) Removes the Operating EBITDA associated with third party non-controlling interests. Does not remove the non-controlling interests related to employee based shares.

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NON-GAAP RECONCILIATIONS - ADJUSTED AND OPERATING EBITDA

($ in millions)	Three Months Ended September 30, 2019				Three Months Ended September 30, 2018			
	Specialty Insurance	Tiptree Capital	Corporate Expenses	Total	Specialty Insurance	Tiptree Capital	Corporate Expenses	Total
Pre-tax income/(loss) from continuing operations	$ 8.3	$ (1.4)	$ (8.6)	$ (1.7)	$ 5.7	$ 1.0	$ (7.8)	$ (1.1)
Adjustments:								
Corporate Debt related interest expense[2]	3.4	—	1.6	5.0	3.4	—	1.5	4.9
Depreciation and amortization expenses[3]	2.2	0.9	0.3	3.4	2.6	0.1	—	2.7
Non-cash fair value adjustments[4]	—	(1.0)	—	(1.0)	—	—	—	—
Non-recurring expenses[5]	0.3	—	0.2	0.5	0.6	0.5	0.1	1.2
Adjusted EBITDA	$ 14.2	$ (1.5)	$ (6.5)	$ 6.2	$ 12.3	$ 1.6	$ (6.2)	$ 7.7
Add: Stock-based compensation expense	0.7	—	0.8	1.5	0.7	0.3	0.5	1.5
Add: Vessel depreciation, net of capital expenditures	—	0.7	—	0.7	—	—	—	—
Less: Realized and unrealized gain (loss)[6]	(1.1)	(7.8)	—	(8.9)	(2.6)	(2.5)	—	(5.1)
Operating EBITDA	$ 16.0	$ 7.0	$ (5.7)	$ 17.3	$ 15.6	$ 4.4	$ (5.7)	$ 14.3

($ in millions)	Nine Months Ended September 30, 2019				Nine Months Ended September 30, 2018			
	Specialty Insurance	Tiptree Capital	Corporate Expenses	Total	Specialty Insurance	Tiptree Capital	Corporate Expenses	Total
Pre-tax income/(loss) from continuing operations	$ 28.4	$ 16.2	$ (25.4)	$ 19.2	$ 15.8	$ (1.2)	$ (21.2)	$ (6.6)
Pre-tax income/(loss) from discontinued ops[1]	—	—	—	—	—	46.8	—	46.8
Adjustments:								
Corporate Debt related interest expense[2]	10.1	—	4.8	14.9	10.0	—	3.3	13.3
Depreciation and amortization expenses[3]	6.5	2.5	0.5	9.5	7.6	0.5	0.1	8.2
Non-cash fair value adjustments[4]	—	(2.4)	—	(2.4)	—	(40.6)	—	(40.6)
Non-recurring expenses[5]	1.7	0.2	0.6	2.5	2.8	1.5	(2.2)	2.1
Adjusted EBITDA	$ 46.7	$ 16.5	$ (19.5)	$ 43.7	$ 36.2	$ 7.0	$ (20.0)	$ 23.2
Add: Stock-based compensation expense	2.0	0.2	2.3	4.5	1.9	0.1	1.8	3.8
Add: Vessel depreciation, net of capital expenditures	—	1.9	—	1.9	—	—	—	—
Less: Realized and unrealized gain (loss)[6]	4.2	3.3	—	7.5	(7.0)	(4.1)	—	(11.1)
Less: Third party non-controlling interests[7]	—	—	—	—	—	(0.2)	—	(0.2)
Operating EBITDA	$ 44.5	$ 15.3	$ (17.2)	$ 42.6	$ 45.1	$ 11.4	$ (18.2)	$ 38.3

(1) Includes discontinued operations related to Care. For more information, see "Note—(3) Dispositions, Assets Held for Sale & Discontinued Operations."

(2) Corporate Debt interest expense includes Secured corporate credit agreements, junior subordinated notes and preferred trust securities. Interest expense associated with asset-specific debt in specialty insurance and asset management, mortgage and other operations is not added-back for Adjusted EBITDA and Operating EBITDA.

(3) Represents total depreciation and amortization expense less purchase accounting amortization related adjustments at the Insurance Company. Following the purchase accounting adjustments, current period expenses associated with deferred costs were more favorably stated and current period income associated with deferred revenues were less favorably stated. Thus, the purchase accounting effect related to our Insurance company increased EBITDA above what the historical basis of accounting would have generated.

(4) For our specialty insurance operations, depreciation and amortization on senior living real estate that is within net investment income is added back to Adjusted EBITDA. For Care (Discontinued Operations), the reduction in EBITDA is related to accumulated depreciation and amortization, and certain operating expenses, which were previously included in Adjusted EBITDA in prior periods.

(5) Acquisition, start-up and disposition costs including debt extinguishment, legal, taxes, banker fees and other costs. In 2018, includes payments pursuant to a separation agreement, dated November 10, 2015.

(6) Adjustment excludes Mortgage realized and unrealized gains and losses - Performing and NPLs as those are recurring in nature and align with those business models.

(7) Removes the Operating EBITDA associated with third party non-controlling interests. Does not remove the non-controlling interests related to employee based shares.

TiptreeInc.

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NON-GAAP RECONCILIATIONS - ADJUSTED AND OPERATING EBITDA

($ in millions)	Trailing Twelve Months Ended September 30, 2019				Trailing Twelve Months Ended September 30, 2018			
	Specialty Insurance	Tiptree Capital	Corporate Expenses	Total	Specialty Insurance	Tiptree Capital	Corporate Expenses	Total
Pre-tax income/(loss) from continuing operations	$ 31.2	$ 9.6	$ (34.8)	$ 6.0	$ 19.5	$ 3.4	$ (28.0)	$ (5.1)
Pre-tax income/(loss) from discontinued ops[1]	—	10.7	—	10.7	—	45.9	—	45.9
Adjustments:								
Corporate Debt related interest expense[2]	13.3	—	6.5	19.8	12.9	—	4.3	17.2
Depreciation and amortization expenses[3]	8.7	3.6	0.6	12.9	10.5	3.0	0.2	13.7
Non-cash fair value adjustments[4]	—	(2.9)	—	(2.9)	0.2	(40.6)	—	(40.4)
Non-recurring expenses[5]	2.1	(1.3)	2.0	2.8	4.6	3.0	(1.0)	6.6
Adjusted EBITDA	$ 55.3	$ 19.7	$ (25.7)	$ 49.3	$ 47.7	$ 14.7	$ (24.5)	$ 37.9
Add: Stock-based compensation expense	3.8	0.2	3.3	7.3	3.4	0.3	2.4	6.1
Add: Vessel depreciation, net of capital expenditures	—	2.8	—	2.8	—	—	—	—
Less: Realized and unrealized gain (loss)[6]	(4.8)	4.8	—	—	(9.2)	(3.7)	—	(12.9)
Less: Third party non-controlling interests[7]	—	0.2	—	0.2	—	(0.1)	—	(0.1)
Operating EBITDA	$ 63.9	$ 17.7	$ (22.4)	$ 59.2	$ 60.3	$ 18.8	$ (22.0)	$ 57.1

(1) Includes discontinued operations related to Care. For more information, see "Note—(3) Dispositions, Assets Held for Sale & Discontinued Operations."

(2) Corporate Debt interest expense includes Secured corporate credit agreements, junior subordinated notes and preferred trust securities. Interest expense associated with asset-specific debt in specialty insurance and asset management, mortgage and other operations is not added-back for Adjusted EBITDA and Operating EBITDA.

(3) Represents total depreciation and amortization expense less purchase accounting amortization related adjustments at the Insurance Company. Following the purchase accounting adjustments, current period expenses associated with deferred costs were more favorably stated and current period income associated with deferred revenues were less favorably stated. Thus, the purchase accounting effect related to our Insurance company increased EBITDA above what the historical basis of accounting would have generated.

(4) For our specialty insurance operations, depreciation and amortization on senior living real estate that is within net investment income is added back to Adjusted EBITDA. For Care (Discontinued Operations), the reduction in EBITDA is related to accumulated depreciation and amortization, and certain operating expenses, which were previously included in Adjusted EBITDA in prior periods.

(5) Acquisition, start-up and disposition costs including debt extinguishment, legal, taxes, banker fees and other costs. In 2018, includes payments pursuant to a separation agreement, dated November 10, 2015.

(6) Adjustment excludes Mortgage realized and unrealized gains and losses - Performing and NPLs as those are recurring in nature and align with those business models.

(7) Removes the Operating EBITDA associated with third party non-controlling interests. Does not remove the non-controlling interests related to employee based shares.

TiptreeInc.

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NON-GAAP RECONCILIATIONS - BVPS, INVESTED AND TOTAL CAPITAL

Management uses Book value per share, which is a non-GAAP financial measure. Prior to April 10, 2018, book value per share assumes full exchange of the limited partners units of TFP for Common Stock. Management believes the use of this financial measure provides supplemental information useful to investors as it is frequently used by the financial community to analyze company growth on a relative per share basis. Tiptree's book value per share was $11.43 as of September 30, 2019 compared with book value per share, as exchanged, of $10.77 as of September 30, 2018. Total stockholders' equity, net of other non-controlling interests for the Company was $394.8 million as of September 30, 2019, which comprised total stockholders' equity of $407.4 million adjusted for $12.6 million attributable to non-controlling interest at certain operating subsidiaries that are not wholly owned by the Company, such as Luxury and management interests in subsidiaries. Total stockholders' equity, net of other non-controlling interests for the Company was $386.9 million as of September 30, 2018, which comprised total stockholders' equity of $396.0 million adjusted for $9.1 million attributable to non-controlling interest at subsidiaries that are not wholly owned by the Company.

($ in millions, except per share information)

	As of September 30,	
	2019	2018
Total stockholders' equity	$ 407.4	$ 396.0
Less non-controlling interests - other	12.6	9.1
Total stockholders' equity, net of non-controlling interests - other	$ 394.8	$ 386.9
Total shares outstanding	34.6	35.9
Book value per share	$ 11.43	$ 10.77

(1) For periods prior to April 10, 2018, book value per share assumes full exchange of the limited partners units of TFP for Common Stock.

Management evaluates the return on Invested Capital and Total Capital, which are non-GAAP financial measures, when making capital investment decisions. Invested capital represents its total cash investment, including any re-investment of earnings, and acquisition costs, net of tax. Total Capital represents Invested Capital plus Corporate Debt. Management believes the use of these financial measures provide supplemental information useful to investors as they are frequently used by the financial community to analyze how the Company has allocated capital over-time and provide a basis for determining the return on capital to shareholders. Management uses both of these measures when making capital investment decisions, including reinvesting distributable cash flow, and evaluating the relative performance of its businesses and investments.

($ in millions)

	As of September 30,	
	2019	2018
Total stockholders' equity	$ 407.4	$ 396.0
Less non-controlling interest - other	12.6	9.1
Total stockholders' equity, net of non-controlling interests - other	$ 394.8	$ 386.9
Plus Specialty Insurance accumulated depreciation and amortization, net of tax[1]	47.9	41.4
Plus acquisition costs	4.2	4.1
Invested Capital	$ 446.9	$ 432.4
Plus corporate debt[2]	229.2	235.1
Total Capital	$ 676.1	$ 667.5

(1) As of September 30, 2019, add-back of $70.4 million of accumulated intangible amortization at Fortegra. On as exchanged basis, assumes 35% tax rate on total accumulated amortization before 2018 and 21% post 2018.
(2) Corporate debt consists of Secured Corporate Credit Agreements, plus preferred trust securities.

TiptreeInc.

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NON-GAAP RECONCILIATIONS - SPECIALTY INSURANCE

The following table provides a reconciliation between underwriting margin and pre-tax income. We generally limit the underwriting risk we assume through the use of both reinsurance (e.g., quota share and excess of loss) and retrospective commission agreements with our partners (e.g., commissions paid adjust based on the actual underlying losses incurred), which manage and mitigate our risk. Period-over-period comparisons of revenues are often impacted by the PORCs and clients' choice as to whether to retain risk, specifically with respect to the relationship between service and administration expenses and ceding commissions, both components of revenue, and the offsetting policy and contract benefits and commissions paid to our partners and reinsurers. Generally, when losses are incurred, the risk which is retained by our partners and reinsurers is reflected in a reduction in commissions paid. In order to better explain to investors the net financial impact of the risk retained by the Company of the insurance contracts written and the impact on profitability, we use the Non-GAAP metric - Underwriting Margin.

Expressed as a percentage, the combined ratio represents the relationship of policy and contract benefits, commission expense (net of ceding commissions), employee compensation and benefits, and other expenses to net earned premiums, service and administrative fees, and other income. Investors use this ratio to evaluate our ability to profitably underwrite the risks we assume over time and manage our operating costs. As such, we believe that presenting underwriting margin and the combined ratio provides useful information to investors and aligns more closely to how management measures the underwriting performance of the business.

($ in millions)	Three Months Ended September 30,		Nine Months Ended September 30,	
	2019	2018	2019	2018
Revenues:				
Net earned premiums	$ 129.2	$ 116.1	$ 364.7	$ 317.8
Service and administrative fees	26.1	26.1	78.7	75.6
Ceding commissions	1.6	2.3	7.2	6.8
Other income	1.3	0.6	3.1	1.9
Underwriting Revenues - Non-GAAP	$ 158.2	$ 145.1	$ 453.7	$ 402.1
Less underwriting expenses:				
Policy and contract benefits	44.0	44.5	124.3	115.3
Commission expense	77.5	69.2	225.1	194.4
Underwriting Margin - Non-GAAP	$ 36.7	$ 31.4	$ 104.3	$ 92.4
Less operating expenses:				
Employee compensation and benefits	12.6	11.1	36.7	33.1
Other expenses (excluding debt extinguishment expenses)	11.8	10.7	35.3	31.8
Combined Ratio	*92.1%*	*93.2%*	*92.8%*	*93.1%*
Plus investment revenues:				
Net investment income	3.0	4.6	10.7	13.7
Net realized and unrealized gains	(1.1)	(1.1)	4.7	(3.1)
Less other expenses:				
Interest expense	3.6	4.7	11.2	13.8
Debt extinguishment expenses	—	—	1.2	0.4
Depreciation and amortization expenses	2.3	2.7	6.9	8.1
Pre-tax income (loss)	$ 8.3	$ 5.7	$ 28.4	$ 15.8

TiptreeInc.

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NON-GAAP RECONCILIATIONS - SPECIALTY INSURANCE

The investment portfolio consists of assets contributed by Tiptree, cash generated from operations, and from insurance premiums written. The investment portfolio of our regulated insurance companies, captive reinsurance company and warranty business are subject to different regulatory considerations, including with respect to types of assets, concentration limits, affiliate transactions and the use of leverage. Our investment strategy is designed to achieve attractive risk-adjusted returns across select asset classes, sectors and geographies while maintaining adequate liquidity to meet our claims payment obligations.

In managing our investment portfolio we analyze net investments and net portfolio income, which are non-GAAP measures. Our presentation of net investments equals total investments plus cash and cash equivalents minus asset based financing of investments. Our presentation of net portfolio income equals net investment income plus realized and unrealized gains and losses and minus interest expense associated with asset based financing of investments. Net investments and net portfolio income are used to calculate average annualized yield, which management uses to analyze the profitability of our investment portfolio. Management believes this information is useful since it allows investors to evaluate the performance of our investment portfolio based on the capital at risk and on a non-consolidated basis. Our calculation of net investments and net portfolio income may differ from similarly titled non-GAAP financial measures used by other companies. Net investments and net portfolio income are not measures of financial performance or liquidity under GAAP and should not be considered a substitute for total investments or net investment income.

($ in thousands)

	As of September 30,		
	2019	2018	2017
Total Investments	$ 414.3	$ 495.7	$ 426.8
Investment portfolio debt [1]	—	(93.4)	(123.0)
Cash and cash equivalents	117.8	31.1	62.8
Restricted cash [2]	—	3.0	3.6
Receivable due from brokers [3]	3.1	2.3	1.5
Liability due to brokers [3]	(21.5)	(0.4)	(7.7)
Net investments - Non-GAAP	$ 513.7	$ 438.3	$ 364.0

($ in thousands)

	Three Months Ended September 30,		
	2019	2018	2017
Net investment income	$ 3.0	$ 4.6	$ 3.8
Realized gains (losses)	2.2	(0.4)	1.5
Unrealized gains (losses)	(3.3)	(0.7)	(10.0)
Interest expense	—	(1.2)	(1.7)
Net portfolio income (loss)	$ 1.9	$ 2.3	$ (6.4)
Average Annualized Yield % [4]	1.5%	2.1%	(7.2)%

(1) For the 2018 and 2017 periods, consists of asset-based financing on loans, at fair value including certain credit investments, net of deferred financing costs, see Note 10 - Debt, net for further details.
(2) Restricted cash available to invest within certain credit investment funds which are consolidated under GAAP.
(3) Receivable due from and Liability due to brokers for unsettled trades within certain credit investment funds which are consolidated under GAAP.
(4) Average Annualized Yield % represents the ratio of annualized net investment income, realized and unrealized gains (losses) less investment portfolio interest expense to the average of the prior two quarters (five quarters for trailing twelve months) total investments less investment portfolio debt plus cash.

TiptreeInc.
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